UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2010

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-14187	94-2940208
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Consolidated Capital Institutional Properties/3, LP, a Delaware limited partnership (the “Partnership” or “Registrant”), owns a 100% interest in CCIP/3 Sandpiper, LLC, a Delaware limited liability company (the “Seller”), which owned Sienna Bay Apartments (the “Property”), a 276-unit apartment complex located in St. Petersburg, Florida. On March 5, 2010, the Seller sold the Property to an affiliate of DT Group Development, Inc., a California corporation (the “Purchaser”).  The Purchaser is not an affiliate of the Seller.  The total sales price for the Property was $16,850,000.  In connection with the sale of the Property, the Seller provided $2,500,000 in partial financing to the Purchaser (the “Seller Loan”).  Monthly payments of interest only commence May 1, 2010 through the Seller Loan’s October 10, 2012 maturity, which is consistent with the maturity of the senior mortgage loan encumbering the Property that was assumed by the Purchaser in connection with the sale (the “Existing Mortgage Loan”). Interest on the Seller Loan will be payable at a rate of 5% for each year until maturity.  The Registrant continues to own and operate three other investment properties.

In accordance with the terms of the Registrant’s Third Amendment to the Second Amended and Restated Limited Partnership Agreement, the Registrant’s general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the sale proceeds will be available to distribute to the Registrant’s partners.

Item 9.01   Financial Statements and Exhibits

(b)   Pro forma financial information.

The following unaudited pro forma balance sheet and statements of operations reflect the operations of the Registrant as if Sienna Bay Apartments had been sold on January 1, 2008. The following also excludes the operations of Park Capitol Apartments, which was previously sold (as reported in a Current Report on Form 8-K dated June 6, 2008) and Williamsburg Manor Apartments, which was previously sold (as reported in a Current Report on Form 8-K dated September 30, 2009).

The pro forma financial statements do not project the Registrant’s results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 and the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.

PRO FORMA BALANCE SHEET

(in thousands)

September 30, 2009

All other assets	$ 6,577
Investment property, net	25,680
Total Assets	$ 32,257

All other liabilities	$ 9,941
Mortgage notes payable	34,359
Partners’ deficit	(12,043)
Total Liabilities and Partners’ Deficit	$ 32,257

PRO FORMA STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Nine Months Ended

Year Ended

 September 30,

     2009

December 31, 2008

Operating revenues	$ 6,333	$ 8,503
Operating expenses	9,475	12,245
	(3,142)	(3,742)

Casualty gain	29	60
Net loss	$ (3,113)	$ (3,682)

Net loss per limited partnership unit	$ (8.05)	$ (9.52)

(c)   Exhibits

10.98       Secured Promissory Note between DT Sienna Bay, LLC, a Delaware limited liability company, and CCIP/3 Sandpiper, LLC, a Delaware limited liability company, dated March 5, 2010.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

By:  ConCap Equities, Inc.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: March 11, 2010